Washington Federal, Inc.
Fact Sheet
December 31, 2013
($ in Thousands)

Exhibit 99.2
	6/13 QTR		9/13 QTR		12/13 QTR

Loan Loss Reserve - Total	$118,104		$116,741		$118,158
General	111,617		113,268		116,552
Specific	6,487		3,473		1,606
Allowance as a % of Gross Loans	1.52%		1.46%		1.46%

Regulatory Capital Ratios (ex. holding co.)
Tangible	1,619,714	12.70%	1,609,914	12.59%	1,615,112	12.01%
Tier 1 Risk Based	1,619,714	25.43%	1,609,914	24.38%	1,615,112	23.80%
Risk Based	1,700,116	26.59%	1,693,227	25.64%	1,700,453	25.06%

	6/13 QTR	6/13 YTD	9/13 QTR	9/13 YTD	12/13 QTR
Loan Originations - Total	$505,423	$1,259,332	$706,703	$1,966,035	$500,767
Single-Family Residential	187,489	487,531	219,779	707,310	176,277
Construction - Speculative	41,261	116,456	56,990	173,446	44,540
Construction - Custom	70,296	123,886	180,270	304,156	86,651
Land - Acquisition & Development	5,660	13,432	9,158	22,590	10,485
Land - Consumer Lot Loans	4,928	10,843	3,481	14,324	2,222
Multi-Family	60,715	181,004	128,632	309,636	58,827
Commercial Real Estate	34,527	115,082	48,495	163,577	34,365
Commercial & Industrial	87,269	179,098	46,711	225,809	77,469
HELOC	13,154	31,685	13,187	44,872	9,677
Consumer	124	315	—	315	254

Purchased Loans (including acquisitions)	$46	$454,830	$83,632	$538,462	$67,099
Net Loan Fee and Discount Accretion	$5,918	$17,630	$8,813	$26,443	$6,298

Washington Federal, Inc.
Fact Sheet
December 31, 2013
($ in Thousands)

	6/13 QTR	6/13 YTD	9/13 QTR	9/13 YTD	12/13 QTR
Repayments
Loans	$597,659	$1,778,731	$574,330	$2,353,061	$486,143
MBS	121,188	393,161	117,339	510,500	68,761

MBS Premium Amortization	$3,870	$13,142	$3,778	$16,921	$1,674

Loan Servicing Fee Income	$2,055	$5,987	$2,598	$8,585	$2,046
Other Fee Income	1,303	4,366	998	5,363	1,949
Total Fee Income	$3,357	$10,353	$3,596	$13,949	$3,995

Efficiency
Operating Expenses/Average Assets	1.28%	1.25%	1.32%	1.27%	1.36%
Efficiency Ratio	41.71	40.46	41.98	40.85	42.38
Amortization of Intangibles	$660	$1,385	$400	$1,786	$821

EOP Numbers
Shares Issued and Outstanding	103,422,427		102,484,796		102,329,576

Share repurchase information
Remaining shares auth. for repurchase	993,234	993,234	9,872,834	9,872,834	9,017,934
Shares repurchased	2,000,000	5,194,796	1,120,400	6,315,196	854,900
Average share repurchase price	$16.91	$16.75	$20.71	$17.46	$22.16

Washington Federal, Inc.
Fact Sheet
December 31, 2013
($ in Thousands)

Tangible Common Book Value	6/13 QTR	9/13 QTR	12/13 QTR
$ Amount	$1,658,174	$1,673,317	$1,653,965
Per Share	16.03	16.33	16.16

# of Employees	1,423	1,457	1,848
Tax Rate - Going Forward	36.00%	36.15%	35.75%

Investments
Available-for-sale:
Agency MBS	$1,037,389	$1,251,176	$1,633,643
Other	1,020,755	1,109,772	1,204,860
	$2,058,144	$2,360,948	$2,838,503
Held-to-maturity:
Agency MBS	$1,589,779	$1,654,666	$1,630,936
Other	—	—	—
	$1,589,779	$1,654,666	$1,630,936

Washington Federal, Inc.
Fact Sheet
December 31, 2013
($ in Thousands)

	AS OF 6/30/13		AS OF 9/30/13		AS OF 12/31/13
Gross Loan Portfolio by Category *	AMOUNT	%	AMOUNT	%	AMOUNT	%
Single-Family Residential	$5,269,292	67.9%	$5,373,950	67.2%	$5,436,083	67.1
Construction - Speculative	116,363	1.5	130,778	1.6	135,868	1.7
Construction - Custom	237,952	3.1	302,722	3.8	333,954	4.1
Land - Acquisition & Development	91,452	1.2	81,660	1.0	75,506	0.9
Land - Consumer Lot Loans	132,360	1.7	124,984	1.6	122,467	1.5
Multi-Family	749,253	9.6	835,598	10.5	846,115	10.4
Commercial Real Estate	639,372	8.2	625,293	7.8	622,240	7.7
Commercial & Industrial	336,844	4.3	326,450	4.1	354,166	4.4
HELOC	134,899	1.7	133,631	1.7	131,949	1.6
Consumer	60,630	0.8	55,479	0.7	51,961	0.6
	7,768,417	100.0%	7,990,545	100.0%	8,110,309	100.0%
Less:
ALL	118,104		116,741		118,158
Loans in Process	189,677		275,577		273,263
Discount on Acquired Loans	37,568		34,143		31,485
Deferred Net Origination Fees	32,562		36,054		35,845
Sub-Total	377,911		462,515		458,751
	$7,390,506		$7,528,030		$7,651,558

Net Loan Portfolio by Category *	AMOUNT	%	AMOUNT	%	AMOUNT	%
Single-Family Residential	$5,175,389	70.0%	$5,281,131	70.2%	$5,342,080	69.8%
Construction - Speculative	70,283	1.0	73,424	1.0	78,769	1.0
Construction - Custom	126,702	1.7	127,846	1.7	158,376	2.1
Land - Acquisition & Development	74,852	1.0	65,534	0.9	61,539	0.8
Land - Consumer Lot Loans	127,317	1.7	120,345	1.6	118,134	1.5
Multi-Family	716,495	9.7	786,508	10.4	796,776	10.4
Commercial Real Estate	600,146	8.1	592,216	7.9	591,022	7.7
Commercial & Industrial	312,487	4.2	300,207	4.0	328,538	4.3
HELOC	131,156	1.8	129,929	1.7	128,427	1.7
Consumer	55,678	0.8	50,889	0.7	47,897	0.6
	$7,390,506	100.0%	$7,528,030	100.0%	$7,651,558	100.0%
* Excludes covered loans

Washington Federal, Inc.
Fact Sheet
December 31, 2013
($ in Thousands)

	AS OF 6/30/13			AS OF 9/30/13			AS OF 12/31/13
Deposits by State	AMOUNT	%	#	AMOUNT	%	#	AMOUNT	%	#
WA	$4,196,436	46.2%	63	$4,230,693	46.6%	63	$5,126,066	49.3%	82
ID	549,214	6.1	16	545,781	6.0	16	816,400	7.8	31
OR	1,981,204	21.9	47	1,993,863	21.9	44	1,870,196	18.0	50
UT	327,373	3.6	10	330,044	3.6	10	326,829	3.1	10
NV	194,741	2.1	4	191,182	2.1	4	187,681	1.8	4
TX	98,876	1.1	4	101,458	1.1	4	109,258	1.1	5
AZ	1,101,588	12.2	23	1,086,447	12.0	23	1,067,681	10.3	23
NM	614,065	6.8	18	610,803	6.7	18	898,615	8.6	30
Total	$9,063,497	100.0%	185	$9,090,271	100.0%	182	$10,402,726	100.0%	235

Deposits by Type	AMOUNT	%		AMOUNT	%		AMOUNT	%
Checking (noninterest)	$423,828	4.7%		$447,368	4.9%		$674,824	6.5%
NOW (interest)	790,807	8.7		800,516	8.8		1,227,548	11.8
Savings (passbook/stmt)	392,182	4.3		404,938	4.5		542,573	5.2
Money Market	1,841,765	20.3		1,888,020	20.8		2,268,979	21.8
CD's	5,614,915	62.0		5,549,429	61.0		5,688,802	54.7
Total	$9,063,497	100.0%		$9,090,271	100.0%		$10,402,726	100.0%

Deposits greater than $250,000 - EOP	$1,266,544			$1,336,054			$1,578,895

Washington Federal, Inc.
Fact Sheet
December 31, 2013
($ in Thousands)

	6/13 QTR		9/13 QTR		12/13 QTR
Non-Performing Assets	AMOUNT	%	AMOUNT	%	AMOUNT	%
Non-accrual loans:
Single-Family Residential	$104,252	70.1%	$100,460	76.5%	$89,075	77.6%
Construction - Speculative	3,776	2.5	4,560	3.5	3,053	2.7
Construction - Custom	—	—	—	—	—	—
Land - Acquisition & Development	9,586	6.4	2,903	2.2	2,813	2.5
Land - Consumer Lot Loans	3,712	2.5	3,337	2.5	3,548	3.1
Multi-Family	6,653	4.5	6,573	5.0	2,494	2.2
Commercial Real Estate	14,348	9.7	11,736	8.9	11,613	10.1
Commercial & Industrial	5,072	3.4	477	0.4	655	0.6
HELOC	871	0.6	263	0.2	471	0.4
Consumer	385	0.3	990	0.8	995	0.9
Total non-accrual loans	148,655	100.0%	131,299	100.0%	114,717	100.0%
Total REO	73,084		72,925		71,537
Total REHI	11,664		9,392		11,656
Total non-performing assets	$233,403		$213,616		$197,910

Total non-performing assets as a
% of total assets	1.79%		1.63%		1.37%

Washington Federal, Inc.
Fact Sheet
December 31, 2013
($ in Thousands)

	6/13 QTR		9/13 QTR		12/13 QTR
	AMOUNT	%	AMOUNT	%	AMOUNT	%
Restructured loans:
Single-Family Residential	$362,753	87.4%	$356,576	85.8	$355,449	85.7
Construction - Speculative	11,136	2.7	10,733	2.6	9,705	2.3
Construction - Custom	1,196	0.3	1,196	0.3	1,196	0.3
Land - Acquisition & Development	7,367	1.8	7,211	1.7	6,037	1.5
Land - Consumer Lot Loans	13,241	3.2	12,706	3.1	13,411	3.2
Multi-Family	8,480	2.0	7,557	1.8	8,701	2.1
Commercial Real Estate	9,684	2.3	18,539	4.5	18,749	4.5
Commercial & Industrial	—	—	56	—	44	—
HELOC	1,089	0.3	1,088	0.3	1,198	0.3
Consumer	11	—	33	—	71	—
Total restructured loans (2)	414,957	100.0%	$415,696	100.0%	$414,561	100.0%

(2) Restructured loans were as follows:
Performing	$391,754	94.4%	$391,415	94.2%	$390,841	94.3%
Non-accrual *	23,203	5.6	24,281	5.8	23,720	5.7
* Included in "Total non-accrual loans" above	$414,957	100.0%	$415,696	100.0%	$414,561	100.0%

Washington Federal, Inc.
Fact Sheet
December 31, 2013
($ in Thousands)

	6/13 QTR		9/13 QTR		12/13 QTR
	AMOUNT	CO %**	AMOUNT	CO %**	AMOUNT	CO %**
Net Charge-offs by Category
Single-Family Residential	$3,887	0.30%	$(482)	(0.04)%	$(6,493)	(0.48)%
Construction - Speculative	15	0.05	135	0.41	355	1.05
Construction - Custom	481	0.81	—	—	—	—
Land - Acquisition & Development	375	1.64	(2,345)	(11.49)	17	0.09
Land - Consumer Lot Loans	211	0.64	222	0.71	220	0.72
Multi-Family	(156)	(0.08)	—	—	—	—
Commercial Real Estate	(3)	—	389	0.25	—	—
Commercial & Industrial	6	0.01	1,008	1.24	(173)	(0.20)
HELOC	24	0.07	69	0.21	—	—
Consumer	(60)	(0.40)	117	0.84	56	0.43
Total net charge-offs	$4,780	0.25%	$(887)	(0.04)%	$(6,017)	(0.30)%
** Annualized Net Charge-offs divided by Gross Balance

SOP 03-3
Accretable Yield	$107,434		$115,513		$104,808
Non-Accretable Yield	212,644		194,794		194,794
Total Contractual Payments	$320,078		$310,307		$299,602

Interest Rate Risk
One Year GAP		(16.0)%		(12.9)%		(20.0)%
NPV post 200 bps shock*		16.40%		17.42%		15.48%
Change in NII after 200 bps shock*		(2.6)%		(1.6)%		(5.8)%
* Assumes no balance sheet management

CD's Repricing	Amount	Rate	Amount	Rate	Amount	Rate
Within 3 months	$1,412,140	0.82%	$1,106,415	0.71%	$1,341,855	0.68%
From 4 to 6 months	1,083,198	0.72	1,290,152	0.71	958,932	0.52
From 7 to 9 months	600,955	0.85	567,405	0.70	782,531	0.79
From 10 to 12 months	565,777	0.71	638,684	0.81	507,249	0.84

Washington Federal, Inc.
Fact Sheet
December 31, 2013
($ in Thousands)

Historical CPR Rates ***
	WAFD	WAFD
Average for Quarter Ended	SFR Mortgages	GSE MBS
12/31/2011	22.0%	32.6%
3/31/2012	19.5	27.5
6/30/2012	20.9	30.7
9/30/2012	22.9	30.7
12/31/2012	25.0	18.2
3/31/2013	24.0	21.7
6/30/2013	26.8	17.4
9/30/2013	21.4	15.9
12/31/2013	13.5	8.7

*** The CPR Rate (conditional payment rate) is the rate that is equal to the proportion of the principal of a pool of loans that is paid off prematurely in each period. Also, the comparison is not precise in that Washington Federal is a portfolio lender and not required to follow GSE servicing rules/regulations.

Washington Federal, Inc.
Fact Sheet
December 31, 2013
Delinquency Summary (excludes covered loans)
($ in Thousands)

			AMOUNT OF LOANS	# OF LOANS				% based		% based
TYPE OF LOANS	#LOANS	AVG Size	NET OF LIP & CHG-OFFs	30	60	90	Total	on #	$ Delinquent	on $

December 31, 2013
Single-Family Residential	28,952	188	$5,433,051	185	56	339	580	2%	$114,498	2.11%
Construction - Speculative	476	184	87,485	1	2	6	9	1.89%	1,087	1.24%
Construction - Custom	721	215	154,776	2	—	—	2	0.28%	166	0.11%
Land - Acquisition & Development	130	534	69,458	1	1	4	6	4.62%	2,600	3.74%
Land - Consumer Lot Loans	1,440	85	122,285	9	3	25	37	2.57%	4,857	3.97%
Multi-Family	1,011	808	816,408	3	—	4	7	0.69%	2,722	0.33%
Commercial Real Estate	1,173	525	615,534	6	1	21	28	2.39%	9,578	1.56%
Commercial & Industrial	993	357	354,139	9	1	3	13	1.31%	3,000	0.85%
HELOC	2,046	64	131,949	8	2	7	17	0.83%	1,260	0.95%
Consumer	8,850	6	51,961	154	52	80	286	3.23%	2,276	4.38%
	45,792	171	$7,837,046	378	118	489	985	2.15%	$142,044	1.81%

September 30, 2013
Single-Family Residential	28,984	185	$5,371,001	132	67	369	568	1.96%	$118,912	2.21%
Construction - Speculative	481	171	82,422	—	—	11	11	2.29%	2,375	2.88%
Construction - Custom	645	202	130,095	3	—	—	3	0.47%	417	0.32%
Land - Acquisition & Development	139	543	75,449	—	1	6	7	5.04%	2,173	2.88%
Land - Consumer Lot Loans	1,462	85	124,786	8	4	20	32	2.19%	4,723	3.78%
Multi-Family	1,036	767	794,478	—	—	5	5	0.48%	4,771	0.60%
Commercial Real Estate	1,164	534	621,194	10	5	25	40	3.44%	14,375	2.31%
Commercial & Industrial	855	382	326,433	3	1	4	8	0.94%	682	0.21%
HELOC	2,023	66	133,631	4	3	5	12	0.59%	985	0.74%
Consumer	8,049	7	55,479	145	67	76	288	3.58%	2,220	4.00%
	44,838	172	$7,714,968	305	148	521	974	2.17%	$151,633	1.97%

June 30, 2013
Single-Family Residential	29,040	181	$5,266,310	136	77	375	588	2.02%	$123,610	2.35%
Construction - Speculative	449	175	78,505	5	—	14	19	4.23%	2,999	3.82%
Construction - Custom	538	238	127,978	4	—	—	4	0.74%	240	0.19%
Land - Acquisition & Development	143	610	87,197	3	1	12	16	11.19%	8,679	9.95%
Land - Consumer Lot Loans	1,509	88	132,185	7	3	24	34	2.25%	4,806	3.64%
Multi-Family	1,051	689	723,682	1	1	8	10	0.95%	5,952	0.82%
Commercial Real Estate	1,187	531	630,546	13	7	27	47	3.96%	15,255	2.42%
Commercial & Industrial	889	379	336,808	4	4	7	15	1.69%	6,020	1.79%
HELOC	2,038	66	134,899	11	5	8	24	1.18%	2,050	1.52%
Consumer	8,635	7	60,630	143	72	75	290	3.36%	2,383	3.93%
	45,479	167	$7,578,740	327	170	550	1,047	2.30%	$171,994	2.27%

Washington Federal, Inc.
Fact Sheet
December 31, 2013
Average Balance Sheet
($ in Thousands)

	Quarters Ended
	June 30, 2013			September 30, 2013			December 31, 2013
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Loans and covered loans	$7,724,376	$112,932	5.86%	$7,724,685	$112,260	5.77%	$7,826,159	$107,227	5.44%
Mortgage-backed securities	2,525,808	11,951	1.90	2,773,736	14,195	2.03	3,129,915	19,368	2.46
Cash & Investments	1,630,762	3,283	0.81	1,436,060	3,471	0.96	1,474,296	4,261	1.15
FHLB & FRB Stock	151,874	10	0.03	166,149	375	0.90	172,607	402	0.92

Total interest-earning assets	12,032,820	128,176	4.27%	12,100,630	130,301	4.27%	12,602,977	131,258	4.13%
Other assets	1,010,351			949,874			946,963

Total assets	$13,043,171			$13,050,504			$13,549,940

Liabilities and Equity
Customer accounts	$8,980,485	16,385	0.73%	$9,060,426	16,052	0.70%	$9,538,339	15,499	0.64%
FHLB advances	1,930,000	17,075	3.54	1,930,000	17,291	3.54	2,030,000	17,447	3.41%
Other borrowings	—	—	—	—	—	—	—	—	—

Total interest-bearing liabilities	10,910,485	33,460	1.23%	10,990,426	33,343	1.20%	11,568,339	32,946	1.13%
Other liabilities	201,155			128,667			28,618

Total liabilities	11,111,640			11,119,093			11,596,957
Stockholders’ equity	1,931,531			1,931,411			1,952,983

Total liabilities and equity	$13,043,171			$13,050,504			$13,549,940

Net interest income		$93,023			$96,958			$98,312

Net interest margin (1)			3.15%			3.21%			3.12%

(1)	Annualized net interest income divided by average interest-earning assets.